UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

                     (Date of Report: April 6, 1998;
              Date of Earliest Event Reported: March 20, 1998)



                     Commission File Number:  33-74254


                          COGENTRIX ENERGY, INC.
        (Exact name of registrant as specified in its charter)


           North Carolina                        56-1853081
  (State or other jurisdiction of             (I.R.S. Employer
   incorporation or organization)           Identification Number)


9405 Arrowpoint Boulevard, Charlotte, North Carolina      28273-8110
    (Address of principal executive offices)               (Zipcode)

                            (704) 525-3800
          (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     On March 6, 1998, LS Power Corporation, a Delaware corporation ("LS Power") and general partner of Granite Power Partners, L.P., a Delaware limited partnership ("Granite"), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"), by and among LS Power and Granite (collectively, the "Sellers"), Cogentrix Mid-America, Inc., a Delaware corporation, Cogentrix Cottage Grove, LLC, a Delaware limited liability company and Cogentrix Whitewater LLC, a Delaware limited liability company (collectively, the "Purchasers") and the registrant, Cogentrix Energy, Inc., ("Cogentrix Energy"), which controls each of the Purchasers.

     On March 20, 1998, pursuant to the Securities Purchase Agreement, the Purchasers acquired all of the Sellers' capital stock of FloriCulture, Inc., a Delaware corporation ("FloriCulture"), LSP-Cottage Grove, Inc., a Delaware corporation ("LSP-CG Inc.") and LSP-Whitewater I, Inc., a Delaware corporation ("LSP-WW Inc."), and all of the Sellers' limited partnership interests in LSP-Cottage Grove, L.P., a Delaware limited partnership ("LSP-CG") and LSP-Whitewater Limited Partnership, a Delaware limited partnership ("LSP-WW").

     In consideration therefor, the Purchasers paid to the Sellers a total of $174.7 million, $16.7 million of which represented the pre-funding of a distribution to the Sellers. The Purchasers will be entitled to the distribution of $16.7 million in 1998. The Purchasers paid the consideration from funds provided by Cogentrix Energy. Cogentrix Energy provided the funds from corporate cash balances and the incurrence of $50.0 million of indebtedness under its existing revolving credit agreement with Australia and New Zealand Banking Group Limited.

     As a result of the transaction described above, Cogentrix Mid-America, Inc. now owns all of the capital stock of FloriCulture, as well as a 100 percent ownership interest in each of Cogentrix Cottage Grove, LLC and Cogentrix Whitewater, LLC. Cogentrix Cottage Grove, LLC now owns all of the capital stock of LSP-CG Inc., the general partner of LSP-CG, as well as a
72.22 percent limited partnership interest in LSP-CG for a combined total ownership interest of approximately 73 percent in LSP-CG. Cogentrix Whitewater, LLC now owns all of the capital stock of LSP-WW Inc., the general partner of LSP-WW, as well as a 73.17 percent limited partnership interest in LSP-WW for a combined total ownership interest of approximately 74 percent in LSP-WW.
LSP-CG and LSP-WW, in turn, each own 50 percent of the outstanding stock of LS Power Funding Corporation ("LS Funding"). LS Funding is a special purpose Delaware corporation which issued debt securities in connection with the financing of the construction of the gas-fired cogeneration facilities owned by LSP-CG and LSP-WW. LS Funding files periodic reports under Section 15(d) of the Securities Exchange Act of 1934, which include the financial statements of LSP-CG and LSP-WW.

     LSP-CG owns a gas-fired cogeneration facility located in Cottage Grove, Minnesota. LSP-WW owns a gas-fired cogeneration facility located in Whitewater, Wisconsin. Both facilities are dispatchable and designed to generate approximately 245 megawatts of electrical capacity measured at summer conditions and 262 megawatts of electrical capacity measured at winter conditions, with a maximum of 190,000 pounds per hour of steam. All of the electric capacity and energy generated by the facility owned by LSP-CG is sold to Northern States Power Company under a 30-year power purchase agreement. All of the electric capacity and energy generated by the facility owned by LSP-WW is sold to Wisconsin Electric Power Company pursuant to a power purchase agreement terminating on May 31, 2022 with two five-year renewal options.

     In addition, LS Power and Cogentrix Energy have entered into an Assignment and Assumption Agreement, by the terms of which LS Power assigned, and Cogentrix Energy assumed, all of the rights and obligations under certain Management Services Agreements between LS Power and each of LSP-CG Inc., LSP-CG, LSP-WW Inc. and LSP-WW.

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

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired

              The registrant will file the financial statements required by this item by amendment to this report on Form 8-K not later than 60 days after the required filing date for this report.

         (b)  Pro Forma Financial Information

              The registrant will file the financial statements required by this item by amendment to this report on Form 8-K not later than 60 days after the required filing date for this report.

         (c)  Exhibits

              Exhibit
              Number                        Description
              -------                       -----------

                 2 Securities Purchase Agreement, dated March 6, 1998, by and among LS Power Corporation, a Delaware corporation, Granite Power Partners, L.P., a Delaware limited partnership (collectively, the "Sellers"), Cogentrix Mid-America, Inc., a Delaware corporation, Cogentrix Cottage Grove, LLC, a Delaware limited liability company and Cogentrix Whitewater LLC, a Delaware limited liability company (collectively, the "Purchasers") and Cogentrix Energy, Inc.


               _______________________________________________

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          COGENTRIX ENERGY, INC.
                                          (Registrant)



Date:  April 6, 1998                       /s/ JAMES R. PAGANO
                                           ----------------------
                                           James R. Pagano
                                           Group Senior Vice President,
                                           Chief Financial Officer
                                           (Principal Financial Officer)





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